UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2024

Phillips Edison & Company, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-40594	27-1106076
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11501 Northlake Drive Cincinnati, Ohio	45249
(Address of principal executive offices)	(Zip Code)

(513) 554-1110

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.01 par value	PECO	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into Material Definitive Agreement.

The information set forth in Item 2.03 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On May 13, 2024, Phillips Edison Grocery Center Operating Partnership I, L.P. (the “Issuer”), a Delaware limited partnership and subsidiary of Phillips Edison & Company, Inc. (the “Guarantor”), completed an underwritten public offering of $350,000,000 aggregate principal amount of its 5.750% Senior Notes due 2034 (the “Notes”).

The Notes are fully and unconditionally guaranteed by the Guarantor (the “Guarantee”). In addition, the Notes will be fully and unconditionally guaranteed by each subsidiary of the Guarantor (other than the Issuer) if, and for so long as, such subsidiary, directly or indirectly, guarantees or otherwise becomes obligated in respect of certain indebtedness. The terms of the Notes are governed by an indenture, dated as of October 6, 2021 (the “Base Indenture”), by and among the Issuer, the Guarantor and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association) as trustee (the “Trustee”), as supplemented by a second supplemental indenture, dated as of May 13, 2024 (the “Second Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), by and among the Issuer, the Guarantor and the Trustee. The Indenture contains various restrictive covenants, including limitations on the ability to incur additional indebtedness by the Guarantor and its subsidiaries and a requirement to maintain a certain percentage of total unencumbered assets by the Guarantor and its subsidiaries.

The purchase price paid by the underwriters for the Notes was 97.926% of the principal amount thereof. The Notes are the Issuer’s senior unsecured obligations and rank equally in right of payment with all of the Issuer’s other existing and future senior unsecured and unsubordinated indebtedness. However, the Notes are effectively subordinated in right of payment to all of the Issuer’s existing and future mortgage indebtedness and other secured indebtedness (to the extent of the collateral securing the same) and to all existing and future indebtedness and other liabilities, whether secured or unsecured, of the Issuer’s subsidiaries that do not guarantee the notes and of any entity the Issuer accounts for using the equity method of accounting and to all preferred equity not owned by the Issuer, if any, in its subsidiaries that do not guarantee the notes and of any entity the Issuer accounts for using the equity method of accounting. The Notes bear interest at 5.750% per annum. Interest is payable on January 15 and July 15 of each year, beginning January 15, 2025, until the maturity date of July 15, 2034.

Prior to April 15, 2034, the Issuer may redeem the Notes in whole at any time or in part from time to time, at the Issuer’s option and sole discretion, at a redemption price equal to the greater of:

•	100% of the principal amount of the Notes being redeemed; and

•	a make-whole premium calculated in accordance with the Indenture,

plus, in either case, accrued and unpaid interest thereon to the redemption date.

Notwithstanding the foregoing, on or after April 15, 2034, the redemption price will be equal to 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest thereon to the redemption date.

Certain events are considered events of default, which may result in the accelerated maturity of the Notes, including:

•	default for 30 days in the payment of any installment of interest under the Notes;

•	default in the payment of the principal amount or redemption price due with respect to the Notes, when the same becomes due and payable;

•

failure by the Issuer or any guarantor to comply with any of the Issuer’s or such guarantor’s respective other agreements in the Notes, the guarantee or the Indenture with respect to the Notes upon receipt by the Issuer of notice of such default by the Trustee or by holders of at least 25% in principal amount of the Notes then outstanding and the Issuer’s failure to cure (or obtain a waiver of) such default within 60 days after it receives such notice;

•

failure to pay any debt (other than non-recourse debt) for monies borrowed by the Issuer, the Guarantor or any of their respective Significant Subsidiaries (as defined in the Indenture) in an outstanding principal amount in excess of $50.0 million at final maturity or upon acceleration after the expiration of any applicable grace period, which debt (other than non-recourse debt) is not discharged, or such default in payment or acceleration is not cured or rescinded, within 60 days after written notice to the Issuer from the Trustee (or to the Issuer and the Trustee from holders of at least 25% in principal amount of the outstanding Notes);

•

the guarantee of any guarantor of the Notes ceases to be in full force and effect (except as contemplated by the terms of the Indenture) or is declared null and void in a judicial proceeding or any guarantor denies or disaffirms its obligations under the indenture or its guarantee, except by reason of the release of such guarantee of the Notes in accordance with provisions of the Indenture; or

•

certain events in bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or Trustee of the Issuer, Guarantor, or any Significant Subsidiary or all or substantially all of their respective property.

The descriptions of the Base Indenture, the Second Supplemental Indenture and the Notes in this Current Report on Form 8-K are summaries and are qualified in their entirety by the terms of the Base Indenture, the Second Supplemental Indenture and the Notes, which are attached as Exhibits 4.1, 4.2 and 4.3, respectively, to this Current Report on Form 8-K and are incorporated by reference hereto.

Item 8.01	Other Events.

On May 8, 2024, the Issuer and the Guarantor entered into an Underwriting Agreement (the “Underwriting Agreement”) with Wells Fargo Securities, LLC, BofA Securities, Inc., J.P. Morgan Securities LLC, Mizuho Markets Americas LLC and PNC Capital Markets LLC, as representatives of the several underwriters named therein, relating to a public offering by the Issuer of the Notes. The description of the Underwriting Agreement in this Current Report on Form 8-K is a summary and is qualified in its entirety by the terms of the Underwriting Agreement, which is attached as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The Guarantor is filing as Exhibit 5.1 to this Current Report on Form 8-K an opinion of the Guarantor’s counsel, Ballard Spahr LLP, regarding certain Maryland law issues, and as Exhibit 5.2 to this Current Report on Form 8-K an opinion of the Issuer’s counsel, Latham & Watkins LLP, regarding the validity of the Notes and related Guarantees.

The estimated net proceeds from the offering of the Notes are expected to be approximately $341.5 million, after deducting the underwriting discount and estimated fees and expenses payable by the Issuer. The Issuer intends to use the net proceeds from the offering for general corporate purposes, including to temporarily repay borrowings outstanding under its revolving credit facility, fund external growth with property acquisitions and for other general corporate purposes.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit

1.1	Underwriting Agreement

4.1	Indenture, dated as of October 6, 2021, by and among Phillips Edison Grocery Center Operating Partnership I, L.P., as issuer, Phillips Edison & Company, Inc., as guarantor, and U.S. Bank National Association, as trustee (previously filed on Form 8-K filed on October 6, 2021).

4.2	Second Supplemental Indenture, dated as of May 13, 2024, by and among Phillips Edison Grocery Center Operating Partnership I, L.P., as issuer, Phillips Edison & Company, Inc., as guarantor, and U.S. Bank Trust Company National Association, as trustee.

4.3	Form of 5.750% Senior Note due 2034 (included in Exhibit 4.2).

5.1	Opinion of Ballard Spahr LLP.

5.2	Opinion of Latham & Watkins LLP.

23.1	Consent of Ballard Spahr LLP (included in Exhibit 5.1).

23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.2).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHILLIPS EDISON & COMPANY, INC.

Dated: May 13, 2024	By:	/s/ John P. Caulfield
John P. Caulfield
Chief Financial Officer, Executive Vice President and Treasurer